EXHIBIT C

Letter of Transmittal

Regarding Shares of
ARES PRIVATE MARKETS FUND

Tendered Pursuant to the Offer to Purchase
Dated March 3, 2025

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY SS&C TECHNOLOGIES, INC.
BY MARCH 28, 2025

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON MARCH 28, 2025,
UNLESS THE OFFER IS EXTENDED

Complete This Letter of Transmittal and Return To:

Ares Private Markets Fund
c/o SS&C Technologies, Inc.
801 Pennsylvania Avenue
Suite 219079
Kansas City, MO 64105-1307

Attention: Tender Offer Administrator
Phone: 1-866-324-7348
Fax: 1-816-374-7420

Letter of Transmittal Page 1 of 4

ARES PRIVATE MARKETS FUND

Ladies and Gentlemen:

The undersigned hereby tenders to Ares Private Markets Fund, a non-diversified, closed-end management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest of the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated March 3, 2025 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

As described in Section 7 of the Offer, the initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of March 31, 2025, subject to an extension of the Offer as described in Section 8 of the Offer and less any early repurchase fee relating to such Shares. The Board has discretion to hold back a portion of the amount due to all tendering Shareholders, which shall not exceed 5% of the total amount due to all tendering Shareholders. If there is such a holdback, the second and final payment for the balance due shall be paid no later than 5 business days after the completion of the annual audit of the Fund’s financial statements for the fiscal year in which the applicable repurchase is effected. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund. Any final payment of cash due will also be made by wire transfer of the funds to the undersigned’s account as provided herein.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL TO:

ARES PRIVATE MARKETS FUND,

c/o SS&C Technologies, Inc.

801 PENNSYLVANIA AVENUE, SUITE 219079, KANSAS CITY, MO 64105-1307

Attention: Tender Offer Administrator.

FOR ADDITIONAL INFORMATION: PHONE: 1-866-324-7348 OR FAX: 1-816-374-7420.

Letter of Transmittal Page 2 of 4

Page 1 of 2 Letter of Transmittal Tendered Pursuant to the Offer to Purchase Dated March 3, 2025 THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY SS&C TECHNOLOGIES, INC. BY MARCH 28, 2025 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON MARCH 28, 2025, UNLESS THE OFFER IS EXTENDED Ares Private Markets Fund PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST. 1. Please Mail This Completed Form to: ARES PRIVATE MARKETS FUND C/O SS&C GIDS, Inc. 801 Pennsylvania Ave Ste 219079 Kansas City, MO 64105 2. Current Subscriber Information (Please print name in which shares are registered) o Class A Shares o Class D Shares o Class I Shares Registration Investor Social Security/Taxpayer ID # Co-Investor Social Security/Taxpayer ID # Street Address City State ZIP Ares Account Number Home Telephone Email Address 3. Amount of Shares in the Fund Being Tendered: o Entire amount of Shares o Portion of Shares $ or Number of Shares The undersigned understands and agrees that if the undersigned tenders some but not all of its shares for repurchase, it will be required to maintain a minimum account balance of $10,000. Such minimum account balance may be waived by the Fund’s Board of Trustees (the “Board”), in its sole discretion. If such requirement is not waived by the Board, the Fund may redeem all of the undersigned’s shares. To the extent the undersigned seeks to tender all of the shares it owns and the Fund repurchases less than the full amount of shares that the undersigned requests to have repurchased, the undersigned may maintain a balance of shares of less than $10,000 following such share repurchase. 4. Non-Custodial Payment Instructions CUSTODIAL ACCOUNTS — REDEMPTION PROCEEDS WILL BE SENT TO THE CUSTODIAN FOR DEPOSIT INTO THE CUSTODIAL ACCOUNT CITED IN YOUR SHAREHOLDER RECORD. CUSTODIAL SIGNATURE REQUIRED. PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record. If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request. Please Deliver All Proceeds to the Following: o Deliver All Proceeds to Custodian on Record o Deliver All Proceeds to Bank Account on Record o Deliver All Proceeds to New Bank Instructions (Must complete Part 5 below) POST-AUDIT HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of its fiscal year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact SS&C GIDS, Inc. at 1-866-324-7348 for instructions.

Letter of Transmittal Page 3 of 4

Page 2 of 2 Letter of Transmittal Tendered Pursuant to the Offer to Purchase Dated March 3, 2025 THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY SS&C TECHNOLOGIES, INC. BY MARCH 28, 2025 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON MARCH 28, 2025, UNLESS THE OFFER IS EXTENDED Ares Private Markets Fund 5. New Bank Instructions (Medallion Signature Guarantee Required if this Part is completed) Bank Name: ABA Routing Number: Name(s) on Bank Account: Bank Account Number: 6. Signature(s) Signature of Investor or Trustee Signature of Co-Investor or Trustee, if applicable Date Signature of Authorized Custodian, if applicable A Medallion Signature Guarantee is required. A notary public is not an acceptable guarantor. If the account is custodian-held, Medallion Signature Guarantee must be completed by the custodian. Guarantor: Affix signature guarantee here. Guarantor: Affix signature guarantee here. Ares Wealth Management Solutions Contact Information: Phone: 866.324.7348 Website: areswms.com Email: WMSoperations@aresmgmt.com APMF-6364-0325 THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD. PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 4 of 4